                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a Party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement        [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to 14a-11(c) or Rule 14a-12

                              DT Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          ----------------------------------------------------------------------

     (3)  Filing party:

          ----------------------------------------------------------------------

     (4)  Date filed:

          ----------------------------------------------------------------------

                             [DT INDUSTRIES LOGO]

                       ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 5, 1998

                       ---------------------------------

To the Stockholders of
DT Industries, Inc.

     The Annual Meeting of Stockholders of DT Industries, Inc., a Delaware corporation (the "Company"), will be held at the Clarion Hotel, 3333 South Glenstone Avenue, Springfield, Missouri 65804 on Thursday, November 5, 1998, at 10:00 a.m., Central Standard Time, for the following purposes:

     (1) To elect directors to serve for terms of one or three years respectively or until their successors are elected and qualified;

     (2) To ratify or reject the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending June 27, 1999; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion and in their discretion.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 14, 1998, are entitled to notice of and to vote at the meeting.

                                          Order of the Board of Directors,

                                          DENNIS S. DOCKINS

                                          Dennis S. Dockins
                                          General Counsel and Secretary

Springfield, Missouri
September 28, 1998

PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                              DT INDUSTRIES, INC.
                         CORPORATE CENTRE, SUITE 2-300
                               1949 EAST SUNSHINE
                          SPRINGFIELD, MISSOURI 65804

                       ---------------------------------

                                PROXY STATEMENT

                      ---------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 5, 1998

                            ------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of DT Industries, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Central Standard Time, Thursday, November 5, 1998, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Clarion Hotel, 3333 South Glenstone Avenue, Springfield, Missouri 65804. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     This proxy material is first being sent to stockholders on or about September 28, 1998.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on September 14, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 10,243,474 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company's Amended By-laws, all matters expected to be submitted for consideration at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting. All matters expected to be brought before the meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board of Directors is divided into three classes (Class I, Class II and Class III), with all classes as nearly equal in number as possible. One class of directors is ordinarily elected at each Annual Meeting of the Stockholders for a three-year term. Upon the convening of the 1997 Annual Meeting of Stockholders, Donald E. Nickelson, a Class III director, resigned and Charles A. Dill was elected by the Board to fill the vacancy. The Company's Amended By-laws provide that any directors so appointed to fill vacancies may serve only until the next Annual Meeting of Stockholders. The terms of the Class II directors expire at the Annual Meeting or after their successors are duly elected and qualified. Stephen J. Gore, Frank W. Jones and Lee M. Liberman have been nominated by the Board for election as Class II directors at the Annual Meeting for terms of three years each or until their successors are duly elected and qualified. Mr. Dill has been nominated by the Board for election at the Annual Meeting as a Class III director, to serve for a term of one year or until his successor is duly elected and qualified.

     The Board currently consists of nine members. The stockholders will vote at the Annual Meeting for the election of four directors. There are no family relationships among any directors or executive officers of the Company.

     The persons named in the enclosed proxy will vote for the election of the nominees for each class of the Board of Directors and for the respective terms designated below unless authority to vote is withheld.

     All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve. Except as set forth below, each of the nominees and other directors has been engaged in his principal occupation described below during the past five years.

     The Board of Directors recommends voting "FOR" each of the nominees named below.

     The following material contains information concerning the nominees for election as directors and the other directors of the Company.

NOMINEES FOR DIRECTORS

CLASS II (TERM OF OFFICE EXPIRES IN 2001)    AGE             PRINCIPAL OCCUPATION              DIRECTOR SINCE
-----------------------------------------    ---             --------------------              --------------
Stephen J. Gore.........................     51     President and Chief Executive Officer      February 1994
                                                    of the Company, Springfield, Missouri
Lee M. Liberman.........................     77     Chairman Emeritus of Laclede Gas           May 1994
                                                      Company, St. Louis, Missouri
Frank W. Jones..........................     58     Independent Management Consultant,         August 1997
                                                      Tucson, Arizona

CLASS III (TERM OF OFFICE EXPIRES IN 1999)    AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
------------------------------------------    ---            --------------------             --------------
Charles A. Dill.........................      58     General Partner, Gateway Associates,     November 1997
                                                     LP, St. Louis, Missouri

CONTINUING DIRECTORS

CLASS I (TERM OF OFFICE EXPIRES IN 2000)    AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
----------------------------------------    ---            --------------------             --------------
James J. Kerley........................     75     Chairman of the Board of the Company,    July 1992
                                                     Springfield, Missouri
Charles F. Pollnow.....................     66     Chairman of the Board, President and     November 1995
                                                     Chief Executive Officer of Brulin
                                                     Corporation, Indianapolis, Indiana
John F. Logan..........................     63     President--Automation Group of the       May 1997
                                                     Company, Dayton, Ohio

CLASS III (TERM OF OFFICE EXPIRES IN 1999)    AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
------------------------------------------    ---            --------------------             --------------
William H.T. Bush.......................      60     Chairman of the Board of Bush,           November 1995
                                                       O'Donnell & Co., Inc., St. Louis,
                                                       Missouri and Chairman of the Board
                                                       of National Auto & Casualty Co.,
                                                       Pasadena, California
Graham L. Lewis.........................      48     President--Packaging Group of the        May 1997
                                                       Company, Springfield, Missouri

     Mr. Gore has been the President and Chief Executive Officer of the Company since June 1993. From May 1992 through May 1993, Mr. Gore was President of the Company and served as its Chief Financial Officer from October 1990 to August 1993. From January 1988 to September 1990, he served as Senior Vice President of Finance of Harris-Adacom Corp. (a multinational manufacturer of data communication products). Prior to that time, Mr. Gore, a certified public accountant, served as Chief Financial Officer of Techamerica Group, Inc. (a manufacturer of veterinary pharmaceuticals).

     Mr. Liberman has served as Chairman Emeritus of, and a consultant to, Laclede Gas Company, a natural gas utility, since January 1994. From 1976 to January 1994, he served as Chairman of the Board and a director of Laclede Gas Company and, from 1974 to August 1991, as its Chief Executive Officer. Mr. Liberman has served as a director of CPI Corporation since 1975, Falcon Products since 1982 and Furniture Brands International since 1985.

     Mr. Jones has been an independent management consultant in Tucson, Arizona since October 1987. Prior to that time, he was, at various times, President and Chief Executive Officer of Giddings & Lewis, Inc., Group Vice President of AMCA International and Executive Vice President of Modine Manufacturing Company. Mr. Jones has served as a director of Modine Manufacturing Company since 1982 and Jason Inc., since 1986.

     Mr. Dill has been the general partner of Gateway Associates, L.P., a venture capital firm located in St. Louis, Missouri, since November 1995. From 1991 until September 1995, Mr. Dill was President, Chief Executive Officer and a Director of Bridge Information Systems, Inc., an on-line provider of financial and trading data to institutional equity markets. From 1988 until 1990, Mr. Dill was President and Chief Operating Officer of AVX Corporation, a global supplier of capacitors to the electronics industry. From 1963 until 1988, Mr. Dill was employed in various capacities (most recently as Senior Vice President) by Emerson Electric Company. Mr. Dill is also a director of Zoltek Companies, Inc., Stifel Financial Corporation, Transact Technologies, Inc. and Pinnacle Automation, Inc.

     Mr. Kerley was elected a director of the Company in July 1992, and became Chairman of the Board of the Company in May 1997. Mr. Kerley served as the non-executive Chairman of the Board of Directors of Rohr, Inc. from January 1993 to December 1994 and served as its interim President and Chief Executive Officer from January 1993 to April 1993. Mr. Kerley retired from Emerson Electric Co. at the end of 1985 and has served on a number of boards of directors since that time. While active in industry, he was, at various times, the Chief Financial Officer of Emerson Electric Co., the Monsanto Company and TransWorld Airlines,

Inc. He serves on the board of directors of Atlantic Coast Airlines, Inc., Borg-Warner Automotive, Inc. and Goss Graphic Systems, Inc.

     Mr. Pollnow has been the Chairman of the Board, President and Chief Executive Officer of Brulin Corporation, a manufacturer of healthcare, commercial and industrial products with headquarters in Indianapolis, Indiana, since November 1987.

     Mr. Logan has been the President--Automation Group of the Company since May 1997. From January 1996 through April 1997, he was the President--Assembly Systems Group of the Company. Mr. Logan co-founded Advanced Assembly Automation, Inc., ("AAA") in 1984 and served as its President from 1984 to 1996. AAA, a subsidiary of the Company, was acquired in 1994.

     Mr. Bush has been Chairman of the Board of Bush, O'Donnell & Co., Inc., an investment advisory and merchant banking firm located in St. Louis, Missouri since 1986. Mr. Bush has also been Chairman of the Board of National Auto & Casualty Insurance Co. located in Pasadena, California since 1996. Mr. Bush is also a director of Mississippi Valley Bancshares, Inc., Search Financial Services, Inc., a consumer finance company located in Dallas, Texas, INTRAV, Inc., a travel services company located in St. Louis, Missouri, and Rite Choice Managed Care, Inc., a healthcare provider located in St. Louis, Missouri.

     Mr. Lewis has been the President--Packaging Group of the Company since December 1995. Prior to that time, Mr. Lewis was President of the Company's Kalish business since its acquisition in 1995. From 1989 to 1995, he was the President and majority stockholder of H.G. Kalish, Inc., certain assets of which were acquired by the Company in 1995.

BOARD MEETINGS--COMMITTEES OF THE BOARD

     The Board of Directors met ten times during the fiscal year ended June 28, 1998. The Board of Directors presently maintains an Executive Committee, an Executive Compensation and Development Committee, an Audit and Finance Committee and a Nominating Committee.

     The Executive Committee consists of Messrs. Kerley, Bush, Gore and Liberman and exercises all powers of the Board of Directors, to the extent permitted by law, between meetings of the Board. The Executive Committee met three times during the fiscal year ended June 28, 1998.

     The Executive Compensation and Development Committee consists of Messrs. Bush, Dill, Jones, Liberman and Pollnow and reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and administers the Company's Retirement Income Savings Plan, Cafeteria Benefit Plan and incentive compensation bonus, stock option and long term incentive plans in effect from time to time, unless otherwise specified in such plan. The Executive Compensation and Development Committee met nine times during the fiscal year ended June 28, 1998.

     The Audit and Finance Committee consists of Messrs. Liberman, Dill, Jones and Pollnow and recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit and Finance Committee met three times during the fiscal year ended June 28, 1998.

     The Nominating Committee consists of Messrs. Pollnow, Bush and Liberman and recommends nominees for election to the Board of Directors. The Nominating Committee met two times during the fiscal year ended June 28, 1998. The Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 1999 if such nominations are submitted in writing to the Company's headquarters, Attention: Nominating Committee, no later than May 31, 1999.

     During the fiscal year ended June 28, 1998, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

     The following table sets forth certain information concerning the beneficial ownership of Common Stock as of September 14, 1998 by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, to the best of the Company's knowledge all persons listed below have sole voting and investment power with respect to their shares of Common Stock.

                                                                 SHARES OF          PERCENT OF
                                                                COMMON STOCK    OUTSTANDING SHARES
                                                                ------------    ------------------
Franklin Mutual Advisers, Inc.(1)...........................     1,468,830            14.3%
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078
The Prudential Insurance Company of America(2)..............     1,099,900            10.7%
751 Broad Street
Newark, New Jersey 07102
First Chicago NBD Corporation(3)............................       861,900             8.4%
One First National Plaza
Chicago, Illinois 60670
Harris Associates L.P.(4)...................................       620,000             6.1%
2 North LaSalle Street, Suite 500
Chicago, Illinois 60602
Brinson Partners, Inc.(4)...................................       599,287             5.9%
209 South LaSalle Street
Chicago, Illinois 60604

-------------------
(1) Based on a filing of Schedule 13G, as of September 4, 1998.

(2) Based on a filing of Schedule 13G, as of August 31, 1998, this stockholder has sole voting and investment power with respect to 224,300 of these shares and shared voting and investment power with respect to 875,600 of these shares.

(3) Based on a filing of Schedule 13G, as of January 30, 1998, this stockholder has sole power to vote 842,232 of these shares.

(4) Based on a filing of Form 13F, as of June 30, 1998.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND NOMINEES

     The following table sets forth certain information concerning the beneficial ownership of Common Stock as of September 15, 1998 by each director and director nominee of the Company, by each of the executive officers listed in the Summary Compensation Table ("Named Executive Officers"), and by all directors and executive officers of the Company as a group.

                                                                 SHARES OF          PERCENT OF
                  NAME OF BENEFICIAL OWNER                      COMMON STOCK    OUTSTANDING SHARES
                  ------------------------                      ------------    ------------------
William H.T. Bush(1)........................................        8,000                *
Charles A. Dill.............................................            0               --
Bruce P. Erdel(2)...........................................       57,013                *
Stephen J. Gore(3)..........................................      134,551              1.3%
Eugene R. Haffely, Jr.(4)...................................       12,325                *
Frank W. Jones..............................................       10,000                *
James J. Kerley(5)..........................................       12,500                *
Graham L. Lewis(6)..........................................       50,700                *
Lee M. Liberman(5)(7).......................................       12,000                *
John F. Logan(8)............................................       18,450                *
Charles F. Pollnow(1).......................................        6,000                *
                                                                  -------              ---
All directors, director nominees and executive officers as a
  group (11 persons)........................................      321,539              3.1%
                                                                  =======              ===

-------------------
  * Less than 1.0%.

(1) Includes 5,000 shares issuable pursuant to options exercisable within 60 days of September 15, 1998, pursuant to the terms of the 1994 Directors Nonqualified Stock Option Plan.

(2) Includes 32,713 shares issuable pursuant to options exercisable within 60 days of September 15, 1998.

(3) Includes 75,201 shares issuable pursuant to options exercisable within 60 days of September 15, 1998.

(4) Includes 8,625 shares issuable pursuant to options exercisable within 60 days of September 15, 1998.

(5) Includes 7,500 shares issuable pursuant to options exercisable within 60 days of September 15, 1998, pursuant to the terms of the 1994 Directors Nonqualified Stock Option Plan.

(6) Includes 10,700 shares issuable pursuant to options exercisable within 60 days of September 15, 1998.

(7) Excludes 1,500 shares owned by J & L Investments, a partnership in which Mr. Liberman holds a 50% interest, as to which shares Mr. Liberman disclaims beneficial ownership.

(8) Represents 18,450 shares issuable pursuant to options exercisable within 60 days of September 15, 1998.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or any of its subsidiaries receive no additional compensation for serving as directors. During the fiscal year ended June 28, 1998, each director who is not an employee of the Company received a retainer fee based on an annualized amount of $10,000 for his services as a director, together with additional fees of $750 for attendance at each meeting of the full Board of Directors and $350 for attendance at each meeting of committees of the Board of Directors. Mr. Kerley received an additional fee of $150,000 for his services as Chairman of the Board of the Company during the fiscal year. Directors are also entitled to reimbursement for their expenses incurred in attending meetings.

     DIRECTORS STOCK OPTION PLAN. The Company maintains a 1994 Directors Non-Qualified Stock Option Plan (the "Directors Stock Option Plan") which provides for the granting of options to the Company's directors who are not employees of the Company, for up to 100,000 shares of Common Stock.

     The Directors Stock Option Plan is administered by a Directors Stock Option Committee of two or more members of the Board of Directors. Directors who have been granted an option under the Directors Stock

Option Plan during the twelve-month period preceding appointment to the committee are not eligible to serve on such committee, and no option may be granted to a director while serving on the committee.

     Options granted or to be granted under the Directors Stock Option Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. All options granted under the Directors Stock Option Plan expire ten years from the date of grant.

     Options granted or to be granted under the Directors Stock Option Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant as set forth in the Directors Stock Option Plan or as determined by the Directors Stock Option Committee. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Directors Stock Option Committee may permit.

     The Directors Stock Option Plan by its express terms provides for the grant of options to each person upon becoming an eligible director with respect to 10,000 shares of Common Stock and the grant of an additional option to each person upon becoming Chairman of the Board (provided he is an eligible director) with respect to 5,000 shares of Common Stock, in each case at the fair market value on the date of grant. On August 18, 1997, Mr. Jones was granted an option with respect to 10,000 shares of Common Stock with an exercise price per share of $31.625 and on November 10, 1997, Mr. Dill was granted an option with respect to 10,000 shares of Common Stock with an exercise price per share of $28.125.

                               EXECUTIVE OFFICERS

     The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of
Directors:

                   NAME                       AGE                        POSITION(S)
                   ----                       ---                        -----------
Stephen J. Gore...........................    51     President and Chief Executive Officer(1)
John F. Logan.............................    63     President--Automation Group(1)
Graham L. Lewis...........................    48     President--Packaging Group(1)
Bruce P. Erdel............................    38     Senior Vice President--Finance and
                                                     Administration(2)
Eugene R. Haffely, Jr.....................    49     Vice President--Operations(3)

-------------------
(1) See information under "Election of Directors."

(2) Mr. Erdel has been the Senior Vice President--Finance and Administration of the Company since August 1998. From August 1993 to August 1998, he was Vice President--Finance of the Company, and from February 1994 to August 1998, he was Secretary of the Company. From February 1989 to August 1993, he was the Director of Accounting of Harbour Group Ltd. From 1987 to 1989, he served as Corporate Controller of Burks Pumps, Inc. (a pump manufacturer). Prior to that time, Mr. Erdel, a certified public accountant, served with PricewaterhouseCoopers.

(3) Mr. Haffely has been the Vice President--Operations of the Company since February 1997. He was co-founder of AAA prior to its acquisition by the Company in August 1994. Since that time he has served as Vice President, Operations and President of AAA, Interim President of Hansford Manufacturing Corporation, a subsidiary of the Company, and Group Vice President--DT Automation Group.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the chief executive officer and each of the additional four most highly compensated executive officers paid or accrued for services rendered to the Company and its subsidiaries during the fiscal years ended June 30, 1996, June 29, 1997 and June 28, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                         ANNUAL COMPENSATION                COMPENSATION
                                             -------------------------------------------    ------------
                                                                            OTHER ANNUAL    STOCK OPTION
                                                                            COMPENSATION       AWARDS        ALL OTHER
            NAME AND                                                        ------------    ------------    COMPENSATION
       PRINCIPAL POSITION          YEAR      SALARY($)(1)    BONUS($)(2)     ($)(3)(4)      (IN SHARES)        ($)(5)
       ------------------          ----      ------------    -----------     ---------      -----------     ------------
Stephen J. Gore..................  1998        $431,382       $292,320        $ 8,886          30,000          $6,400
  President and Chief              1997         400,000        434,000(6)      10,006          31,950           6,800
  Executive Officer                1996         280,816        224,000         15,000          31,050           6,581
John F. Logan....................  1998        $228,139       $119,600             --          13,500          $5,575
  President--Automation Group      1997         215,000        105,000             --          10,000           6,036
                                   1996         183,750         88,800             --           4,000           3,805
Graham L. Lewis..................  1998(b)     $202,708       $104,140             --          13,500              --
  President--Packaging Machinery   1997(b)      184,320        105,000             --           2,000              --
  Group                            1996(a)(b)   154,475        105,053             --          15,000              --
Bruce P. Erdel...................  1998        $211,489       $ 96,320        $ 3,662          10,500          $6,400
  Senior Vice President--          1997         190,000        146,600(6)       3,662          15,000           8,010
  Finance and Administration       1996         139,712         89,600          5,500           8,100           6,381
Eugene R. Haffely, Jr............  1998        $203,761       $ 84,807             --          10,500          $6,400
  Vice President--Operations       1997         161,049        103,600             --          20,000           7,304
                                   1996         100,000         35,200             --           3,800           2,500

-------------------
(1) Includes amounts deferred under the 401(k) feature of the Company's Retirement Income Savings Plan.

(2) Reflects bonus payments earned during the fiscal year, all or a portion of which may have been paid in a subsequent fiscal year.

(3) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus for each of the executives (i.e. lease value of vehicles, life insurance premium, etc.).

(4) The amount shown represents a bonus accrued to reimburse the interest cost on a promissory note used to purchase certain shares of the Common Stock.

(5) Reflects Company matching contributions under the Retirement Income Savings Plan.

(6) Includes special bonuses of $50,000 and $25,000, respectively, paid in November 1996 to Mr. Gore and Mr. Erdel in connection with the Corporation's successful offering of Common Stock.

(a) Represents compensation from the date of acquisition of certain assets of H.G. Kalish, Inc. on August 28, 1995.

(b) Canadian dollar amounts converted at an average daily exchange rate for the fiscal year.

     Employment Agreements and Termination of Employment Agreements. In September 1990, the Company entered into an employment agreement with Mr. Gore. The employment agreement provides that if Mr. Gore's employment is terminated or his salary or job responsibility becomes significantly reduced for any reason other than (i) death, (ii) voluntary termination or (iii) cause, he will be entitled to receive a severance payment equal to 75% of his salary. In connection with the acquisition of the Kalish business in August 1995, the Company entered into an employment agreement with Mr. Lewis which provided for his initial employment as president of Kalish and his initial compensation. The employment agreement also contains certain provisions concerning noncompetition and confidentiality applicable to Mr. Lewis. The Company entered into an employment agreement with Mr. Haffely in February 1997, establishing his initial compensation as an executive officer, containing certain provisions concerning noncompetition and confidentiality, and providing for payments to him, under certain circumstances, following the termination of his employment with the Company. The Stockholder Agreements between the Company and each of Messrs. Gore and Erdel also contain provisions for payments to such persons, under certain circumstances, following the termination of their employment with the Company. See "Certain Transactions."

OPTIONS

     The following table sets forth information concerning options granted during the fiscal year ended June 28, 1998 under the Company's stock option plans to the chief executive officer and the additional four most highly compensated executive officers at the end of the fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      INDIVIDUAL GRANTS
                                            ---------------------------------------------------------------------
                                            NUMBER OF     PERCENTAGE OF
                                            SECURITIES    TOTAL OPTIONS
                                            UNDERLYING      GRANTED TO      PER SHARE                  GRANT DATE
                                             OPTIONS       EMPLOYEES IN     EXERCISE     EXPIRATION     PRESENT
                  NAME                      GRANTED(1)    FISCAL 1998(2)    PRICE(3)        DATE        VALUE(4)
                  ----                      ----------    --------------    ---------    ----------    ----------
Stephen J. Gore.........................      30,000           13.9%         $31.25       9/15/07       $573,300
John F. Logan...........................      13,500            6.2%         $31.25       9/15/07       $257,985
Graham L. Lewis.........................      13,500            6.2%         $31.25       9/15/07       $257,985
Bruce P. Erdel..........................      10,500            4.8%         $31.25       9/15/07       $200,655
Eugene R. Haffely, Jr. .................      10,500            4.8%         $31.25       9/15/07       $200,655

-------------------

(1) Represents options granted pursuant to the 1994 Employee Stock Option Plan and/or the 1996 Long-Term Incentive Plan with an exercise price equal to the market price on the date of grant. Options become exercisable with respect to 20% of the shares covered thereby on each anniversary of the date of grant, commencing on the first anniversary of such date.

(2) Options to purchase a total of 216,500 shares were granted to employees under the Company's 1994 Employee Stock Option Plan and the Company's 1996 Long-Term Incentive Plan in fiscal 1998. A purpose of these plans and the grants thereunder is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company.

(3) Fair market value on the date of grant.

(4) The Grant Date Present Value was determined using the Black-Scholes Option Pricing Model with the following assumptions: (a) option term of 10 years;
    (b) interest rate of 6.21%; (c) volatility of 40.91%; and (d) dividends at an annual rate of $0.08 per share. The ultimate value of the options will depend on the future market price of the Company's common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

     The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers named in the Summary Compensation Table above as of June 28, 1998.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                      OPTIONS AT                    OPTIONS AT
                                                                     JUNE 28, 1998               JUNE 28, 1998(1)
                           SHARES ACQUIRED                    ---------------------------   ---------------------------
          NAME               ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   --------------   -----------   -------------   -----------   -------------
Stephen J. Gore.........         --               --            51,263         103,763       $611,494       $738,288
John F. Logan...........         --               --             8,500          34,000         80,438        180,688
Graham L. Lewis.........         --               --             3,750          26,750         45,000        150,250
Bruce P. Erdel..........         --               --            23,775          40,825        283,863        295,275
Eugene R. Haffely,
  Jr. ..................         --               --             2,200          35,850         20,134        125,247

-------------------
(1) Based on the closing price of the Company's Common Stock of $25.625 on June 26, 1998.

BOARD EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation and Development Committee (the "Committee"), whose principal purpose is to administer the Company's executive compensation policies, is composed entirely of non-employee members of the Board of Directors. It reviews, recommends and approves changes to the Company's compensation policies and programs for the chief executive officer and other senior executives of the Company and certain key employees of its business units whose annual base salaries exceed $100,000. In addition to its authority in areas of cash compensation, the Committee administers the Company's stock option plans and agreements and approves grants to be made in connection therewith.

     In the Committee's discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer, other senior executive officers and certain other key employees as described above, sets overall policy and considers in general the basis of the levels of compensation of other key contributing employees.

     POLICY AND OBJECTIVES. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well-being of the Company. Because the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the compensation program, the compensation process should provide for enhancement of shareholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long range incentives consisting of stock options.

     BASE SALARY. As a general principle, base salaries for the chief executive officer, as well as other executive and key officers of the Company, are set by the Committee using salary data for similar positions in companies that match the Company's size in sales and earnings as a guideline. Near the end of fiscal year 1994, the Committee commissioned a study, performed by an independent compensation and benefits consulting firm, to evaluate executive compensation at companies comparable to the Company. An updated version of this study was prepared at the end of fiscal 1996 and considered by the Committee in setting target compensation, composed of base salary and target bonus, for the executive officers of the Company and other senior executives of its business units, including the chief executive officer, for the 1997 fiscal year. At the end of the

1997 fiscal year, the Committee retained a different independent compensation and benefits consulting firm to evaluate executive compensation at companies comparable to the Company and advise the Committee in connection with the development of an integrated compensation program incorporating short- and long-term incentives. Certain information obtained through this study was utilized in setting base salaries for the chief executive officer and the next four most highly-compensated executive officers of the Company and its business units for the 1998 fiscal year. Target total cash compensation for each of the Company's executive officers generally approximates the median amount in the salary survey for the corresponding position. The Committee anticipates that it will continue to use periodically updated versions of these studies or other independent studies or salary surveys of companies comparable to the Company as a component in the determination of base salary for executive officers. In addition, the performance of each key executive is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt, personal performance, and position in the salary study or survey range. The Committee approves base salary adjustments for the key executive officers, including the chief executive officer. Minimum compensation levels and severance arrangements for the current chief executive officer were established by a September 1990 agreement approved by the board of directors of the Company's predecessor. Compensation established for the chief executive officer by the Committee has exceeded such minimum levels.

     CASH INCENTIVE COMPENSATION. To reward performance, the chief executive officer and other senior executives and key employees are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer and senior executive is predicated on the financial performance of the Company as a whole, the performance of the operations within the executive's area of responsibility, and an assessment of each participant's relative role in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing shareholder value. Bonuses for the chief executive officer, the senior vice president--finance and administration and the vice president-operations are calculated by reviewing corporate performance and determining, based on such performance, what percentage of the target compensation discussed above each of the executive officers should receive; and by reviewing such person's contributions of a strategic nature in maximizing shareholder value and adjusting the calculated bonus in circumstances where the Committee deems such an adjustment to be necessary. No such adjustments were made with respect to bonuses for fiscal 1998. Bonuses for executive officers and senior executives whose area of management responsibility is primarily limited to one or more business units of the Company are calculated first, by reviewing the performance of those units; second, by reviewing corporate performance as a whole and determining, based on such performance, what percentage of the target compensation discussed above each such executive officer and senior executive should receive; and, third, by reviewing the relative role of each executive officer or senior executive in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing shareholder value and adjusting the calculated bonus in circumstances where the Committee deems such an adjustment to be necessary. No such adjustments were made with respect to bonuses for fiscal 1998. Corporate performance and performance of applicable business units each comprise a pre-set percentage of annual cash incentive compensation for this group of executives. Bonuses for senior executives or key employees of one or more business units of the Company are calculated first, by reviewing the performance of those units; and second, by reviewing the relative role of each senior executive or key employee and adjusting the calculated bonus in circumstances where the Committee deems such an adjustment to be necessary. Upon the recommendation of the chief executive officer, the Committee made adjustments to the calculated bonuses for fiscal 1998. Such adjustments were determined to reward special achievements of individual managers with respect to certain business units.

     STOCK-BASED INCENTIVES. The Company's 1994 Employee Stock Option Plan (the "1994 Plan") is a long-term incentive program for the chief executive officer, other executive officers and certain other key employees of its business units. The basic objective of this plan is the specific and solid alignment of executive and shareholder interests by forging a direct relationship between this element of compensation and the shareholders' level of return. This program represents a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company's Common Stock.

     Under the 1994 Plan, approved by the stockholders, stock option grants are approved, from time to time, by the Committee. Generally, the Committee attempts to reflect the optionee's potential impact on corporate financial and operational performance in the award of stock options. Stock options granted under the plan during fiscal 1998 have an exercise price equal to the market price of the Common Stock on the date of grant, expire after ten years, and vest 20% annually.

     The Company's 1996 Long-Term Incentive Plan (the "LTIP"), which was approved by the shareholders, is intended to promote the interests of the Company and its shareholders by attracting and retaining exceptional executive personnel and other key employees of the Company and its subsidiaries, motivating such employees by means of stock options and performance-related incentives to achieve long-range performance goals, and enabling such employees to participate in the long-term growth and financial success of the Company. The LTIP is administered by the Committee. The LTIP provides for the granting of four types of awards on a stand alone, combination, or tandem basis, specifically, nonqualified stock options, incentive stock options, restricted shares and performance stock awards. During fiscal 1998, the Committee made awards of nonqualified stock options under the LTIP which were structured and awarded in the same manner as stock options under the 1994 Plan.

     The Committee anticipates that grants of stock options and, possibly, restricted shares under the LTIP will be an element of the Company's long-term stock based incentive compensation in the future.

                                      Executive Compensation and Development
                                      Committee

                                      William H.T. Bush, Chairman
                                      Charles A. Dill
                                      Frank W. Jones
                                      Lee M. Liberman
                                      Charles F. Pollnow

PERFORMANCE GRAPH

     The following graph presents the cumulative return for the Company, the Nasdaq Market Index, and a peer group ("Peer Group") consisting of U.S. companies traded on various exchanges and in the over-the-counter market in the same Standard Industrial Code (SIC) group as the Company (Special Industrial Machinery; Not Elsewhere Classified). The Nasdaq and the Peer Group data have been provided by Media General Financial Services, Inc., Richmond, Virginia, without independent verification by the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                         DT
               MEASUREMENT PERIOD                   INDUSTRIES,          NASDAQ
             (FISCAL YEAR COVERED)                      INC.          MARKET INDEX       PEER GROUP
04/15/94                                               100.00            100.00            100.00
06/30/94                                               109.71             98.29             96.84
06/30/95                                                82.29            115.28            206.16
06/28/96                                               128.52            145.11            152.21
06/27/97                                               247.10            174.80            253.07
06/26/98                                               181.39            231.71            201.45

Notes:
A. Peer Group includes 62 companies, including the Company, in SIC Code 3559-Special Industry Machinery, Not Elsewhere Classified.

B. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.

C. The indexes are reweighted daily, using the market capitalization on the previous trading day.

D. If the quarterly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

E. The index level of all series was set to 100.0 on 4/15/94.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended June 28, 1998.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

     Prior to 1994, Stephen J. Gore and Bruce P. Erdel, together with certain other members of the management of the Company, acquired shares of Common Stock at prices determined by the Board of Directors of the Company, and the purchase price therefor was paid partly in cash and partly by delivery of promissory notes payable to the Company secured by all or some portion of the purchased shares. Such notes have a ten-year maturity, bear interest at fixed rates of interest from 5.84% to 6.28% per annum and are payable interest only annually, with one principal payment at maturity. In connection with such promissory notes, the Company agreed to pay annual bonuses to such stockholders in amounts equal to the annual interest payments on the notes plus all federal and state income taxes applicable to such payments. A pro rata portion of the indebtedness originally incurred to purchase such shares must be repaid in connection with any sale of such Common Stock by such stockholder. In connection with the purchase of his shares of the Common Stock, each such stockholder entered into an agreement with the Company and Peer Investors, L.P., which agreements were amended in connection with the Company's initial public offering (as amended, the "Stockholder Agreements"). The Stockholder Agreements of Messrs. Gore and Erdel contain provisions concerning noncompetition and confidentiality applicable to such stockholders and provisions for payments to such stockholders, under certain circumstances, following the termination of their employment with the Company. In the event of a termination of any such stockholder's employment by the Company without cause or his voluntary resignation within 60 days of a substantial reduction in his duties, responsibilities or compensation, the Stockholder Agreements provide for payment of up to one year's base salary to such executive.

     During the fiscal year ended June 28, 1998, the following executive officer and director had a promissory note in excess of $60,000 outstanding to the
Company:

                                                                      BALANCE OUTSTANDING
                                                                 -----------------------------
                                                                 HIGHEST DURING    AT JUNE 28,    INTEREST
             SHAREHOLDER                       POSITION           FISCAL 1998         1998          RATE      DUE DATE
             -----------                       --------          --------------    -----------    --------    --------
Stephen J. Gore......................    President & Chief          $84,600          $72,066       6.28%      9/30/03
                                         Executive Officer,
                                         Director

     In connection with the acquisition of certain assets of H.G. Kalish Inc. in September 1995, the Company agreed to make additional payments of up to $3,000,000 to Mr. Lewis, a director of the Company and former stockholder of H.G. Kalish Inc. The amount of the additional purchase price is determined by a formula based on the earnings of the acquired business for each of the three years after the closing of the acquisition. Such additional purchase price is payable in either cash or Common Stock (valued at the average closing price of the Common Stock for the applicable year) at the Company's option.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP to be the independent auditors of the Company for the year ending June 27, 1999.

     A representative of PricewaterhouseCoopers LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions. The Board of Directors recommends voting "FOR" approval and ratification of such selection.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, telegraph or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The rules of the SEC currently provide that stockholder proposals for the 1999 Annual Meeting must be received at the Company's principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to stockholders in connection with the 1998 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 1999 Annual Meeting.

                             FINANCIAL INFORMATION

     The Company's Annual Report for the fiscal year ended June 28, 1998 is being mailed to stockholders on or about the date of mailing this Proxy Statement. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY RECORD OR BENEFICIAL SHAREHOLDER AS OF SEPTEMBER 14, 1998, WHO SO REQUESTS IN WRITING, A COPY OF SUCH ANNUAL REPORT OR THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE DIRECTED TO DT INDUSTRIES, INC., CORPORATE CENTRE, SUITE 2-300, 1949 EAST SUNSHINE, SPRINGFIELD, MISSOURI 65804,
ATTENTION: DENNIS S. DOCKINS.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          DENNIS S. DOCKINS

                                          Dennis S. Dockins
                                          General Counsel and Secretary
September 28, 1998

                              DT INDUSTRIES, INC.
                                     PROXY
                        ANNUAL MEETING NOVEMBER 5, 1998

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of DT Industries, Inc. (the "Company"), each dated September 28, 1998, and the Annual Report for the Fiscal Year ended June 28, 1998, and appoints BRUCE P. ERDEL and GREGORY D. WILSON, or either of them, with full power to act alone, the proxies and true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, on behalf and in the name of the undersigned to vote all shares of stock of said Company which the undersigned is entitled to vote at the 1998 Annual Meeting of the Stockholders of the Company to be held at the Clarion Hotel, 3333 South Glenstone, Springfield, Missouri 65804, on November 5, 1998, at 10:00 a.m. and at any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner:



                          (continued on reverse side)

                          /\ FOLD AND DETACH HERE /\

                                                                                                             your vote as
                                                                                                             indicated in    [ X ]
                                                                                                             this example

                                                                                                          FOR    AGAINST     ABSTAIN
1.  To elect the following nominees as Directors          2.  To ratify or reject the appointment         [ ]      [ ]         [ ]
    of the Company to serve for terms of                      PricewaterhouseCoopers LLP as
    one or three years or until their successors              Independent auditors for the Company
    are elected and qualified.                                for the fiscal year ending June 27, 1999.

  FOR all nominees listed         WITHHOLD AUTHORITY
 below (except as marked to     to vote for all nominees
   the contrary below)             listed below
       [   ]                         [  ]

Nominees for Directors:                                    3.  To transact such other business as may properly come before the
Class II  - (Term of Office Expires in 2001):                  meeting or any adjournment thereof, according to the proxies'
            Stephen J. Gore, Frank W. Jones,                   discretion, and in their discretion.
            Lee M. Liberman
Class III - (Term of Office Expires in 1999):
            Charles A. Dill

INSTRUCTION: To withhold authority to vote for any        [ ] Please mark this box if you plan to attend the meeting.
             individual nominee, write that nominee's
             name in the space below:


                                                          The shares represented by this proxy will be voted in accordance with the specification made.  If no specification is made, the shares represented to this proxy will be voted "FOR" all nominees listed in Proposal 1,
                                                          "FOR" Proposal 2, and in the discretion of the proxies on such other business as may properly come before the meeting.


                                                          Dated:
                                                          -----------------------------------------------------------, 1998

                                                          -----------------------------------------------------------------

                                                          -----------------------------------------------------------------
                                                          Please date and sign exactly as your name(s) appears on the stock certificate.  If shares are held by joint tenants, both should sign.
                                                          When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name, by president or other authorized officer.  If a partnership, please sign by partnership name by authorized person.  This proxy votes all shares held in all capacities unless specified.

                          /\  FOLD AND DETACH HERE  /\



                                [DT INDUSTRIES]


                               September 28, 1998


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Clarion Hotel, 3333 South Glenstone, Springfield, Missouri 65804 at 10:00 a.m., Central Standard Time, on Thursday, November 5, 1998. Enclosed you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and promptly return the attached proxy form above.

     We hope that you will attend and look forward to seeing you there.


/s/ James J. Kerley                    /s/ Stephen J. Gore
    James J. Kerley                        Stephen J. Gore
    Chairman of the Board                  President and Chief Executive Officer